Press Release

Mimi L. Carsley | Chief Financial Officer | mcarsley@jackhenry.com

FOR IMMEDIATE RELEASE
Jack Henry & Associates, Inc. Reports Fourth Quarter and Full Year Fiscal 2025 Results
Fourth quarter summary:
•     GAAP revenue increased 9.9% and GAAP operating income increased 23.9% for the fiscal three months ended June 30, 2025, compared to the prior fiscal year quarter.
•     Non-GAAP adjusted revenue increased 7.5% and non-GAAP adjusted operating income increased 14.8% for the fiscal three months ended June 30, 2025, compared to the prior fiscal year quarter.1
▪     GAAP EPS was $1.75 per diluted share for the fiscal three months ended June 30, 2025, compared to $1.38 per diluted share in the prior fiscal year quarter.
Fiscal year summary:
•     GAAP revenue increased 7.2% and GAAP operating income increased 16.2% for the fiscal year ended June 30, 2025, compared to the prior fiscal year.
•     Non-GAAP adjusted revenue increased 6.5% and non-GAAP adjusted operating income increased 9.8% for the fiscal year ended June 30, 2025, compared to the prior fiscal year.1
▪     GAAP EPS was $6.24 per diluted share for the fiscal year ended June 30, 2025, compared to $5.23 per diluted share in the prior fiscal year.
▪     Cash and cash equivalents were $102.0 million at June 30, 2025, and $38.3 million at June 30, 2024.
▪     Debt outstanding related to credit facilities was zero at June 30, 2025, and $150.0 million at June 30, 2024.
Compared to the same period in the prior fiscal year:

Fourth Qtr Revenue		Fourth Qtr Operating Income		FY'25 Net Income

GAAP	Non-GAAP[1]	GAAP	Non-GAAP[1]	GAAP	Non-GAAP[1]
increased	increased	increased	increased	increased	increased
9.9%	7.5%	23.9%	14.8%	19.4%	13.1%

FY'25 Revenue		FY'25 Operating Income		FY'25 EBITDA

GAAP	Non-GAAP[1]	GAAP	Non-GAAP[1]	Non-GAAP[2]
increased	increased	increased	increased	increased
7.2%	6.5%	16.2%	9.8%	7.7%

Full year fiscal 2026 guidance (Dollars In millions):3

	Current
GAAP	Low	High
Revenue	$2,475	$2,504
Operating margin[4]	24.0%	24.2%
EPS	$6.32	$6.44

Non-GAAP[5]
Adjusted revenue	$2,459	$2,488
Adjusted operating margin	23.4%	23.6%
Monett, MO, August 19, 2025 - Jack Henry & Associates, Inc. (Nasdaq: JKHY), a leading financial technology provider, today announced results for fiscal fourth quarter and full fiscal year ended June 30, 2025.
1 See tables below on page 4 reconciling non-GAAP financial measures to GAAP.
2See table below on page 14 reconciling net income to non-GAAP EBITDA.
3 The full fiscal year guidance assumes no acquisitions or dispositions will be made during fiscal year 2026.
4Operating margin is calculated by dividing operating income by revenue.
5 See tables below on page 9 reconciling fiscal year 2026 GAAP to non-GAAP guidance.

1

According to Greg Adelson, President and CEO, “Our fourth quarter and full 2025 fiscal year results reflect solid overall performance. We again produced record revenue and operating income in fiscal year 2025. Our strong fourth-quarter sales wins for core, complementary and payment solutions, along with our ongoing success winning larger financial institutions and maintaining a very healthy pipeline for fiscal year 2026, demonstrate the continued strength in technology spending. We are now live with both Jack Henry Rapid Transfers™ and our Tap2Local™ merchant acquiring solution as we continue to deliver innovative solutions to our clients. As we enter our new fiscal year, we are well positioned for long-term growth through our unwavering focus on culture, service, innovation, strategy, and execution.”

Operating Results
Revenue, operating expenses, operating income, and net income for the fiscal three months and fiscal year ended June 30, 2025, compared to the fiscal three months and fiscal year ended June 30, 2024, were as follows:

Revenue
(Unaudited, dollars in thousands)	Three Months Ended June 30,		% Change	Year Ended June 30,		% Change
	2025	2024		2025	2024
Revenue
Services and Support	$351,239	$316,739	10.9%	$1,361,737	$1,275,954	6.7%
Percentage of Total Revenue	57.1%	56.6%		57.3%	57.6%
Processing	264,133	243,173	8.6%	1,013,551	939,589	7.9%
Percentage of Total Revenue	42.9%	43.4%		42.7%	42.4%
REVENUE	$615,372	$559,912	9.9%	$2,375,288	$2,215,543	7.2%

•Services and support revenue increased for the fiscal three months ended June 30, 2025, primarily driven by growth in data processing and hosting revenue within cloud of 11.8%, higher deconversion revenue by $13,802, and an increase in consulting, work order, and release revenues of 11.9%. Processing revenue increased for the fiscal three months ended June 30, 2025, primarily driven by growth in card revenue of 6.7%, higher transaction and digital revenue of 16.4%, and an increase in payment processing revenues of 10.0%.
•Services and support revenue increased for the fiscal year ended June 30, 2025, primarily driven by growth in data processing and hosting revenue within cloud of 12.0%, higher deconversion revenue by $17,351, and increased consulting, work order, and release revenues of 9.6% partially offset by a decrease in license and hardware revenues of 25.2%. Processing revenue increased for the fiscal year ended June 30, 2025, primarily driven by growth in card revenue of 6.6%, higher transaction and digital revenue of 13.0%, and an increase in payment processing revenues of 9.4%.
•For the fiscal three months ended June 30, 2025, core segment revenue increased 10.3%, payments segment revenue increased 7.9%, complementary segment revenue increased 12.9%, and corporate and other segment revenue increased 5.3%. For the fiscal three months ended June 30, 2025, core segment non-GAAP adjusted revenue increased 6.8%, payments segment non-GAAP adjusted revenue increased 5.8%, complementary segment non-GAAP adjusted revenue increased 11.0%, and corporate and other non-GAAP adjusted segment revenue increased 5.2% (see revenue lines of segment break-out tables on pages 5 and 6 below for a reconciliation of GAAP segment revenue to non-GAAP adjusted segment revenue).
•For the fiscal year ended June 30, 2025, core segment revenue increased 7.0%, payments segment revenue increased 6.8%, complementary segment revenue increased 9.2%, and corporate and other segment revenue decreased 1.8%. For the fiscal year ended June 30, 2025, core segment non-GAAP adjusted revenue increased 6.0%, payments segment non-GAAP adjusted revenue increased 6.2%, complementary segment non-GAAP adjusted revenue increased 8.5%, and corporate and other non-GAAP adjusted segment revenue decreased 1.9% (see revenue lines of segment break-out tables on pages 7 and 8 below for a reconciliation of GAAP segment revenue to non-GAAP adjusted segment revenue).

2

Operating Expenses and Operating Income
(Unaudited, dollars in thousands)	Three Months Ended June 30,		% Change	Year Ended June 30,		% Change
	2025	2024		2025	2024
Cost of Revenue	$343,879	$327,272	5.1%	$1,360,747	$1,299,477	4.7%
Percentage of Total Revenue[6]	55.9%	58.5%		57.3%	58.7%
Research and Development	42,580	39,892	6.7%	162,771	148,256	9.8%
Percentage of Total Revenue[6]	6.9%	7.1%		6.9%	6.7%
Selling, General, and Administrative	73,216	67,122	9.1%	283,055	278,419	1.7%
Percentage of Total Revenue[6]	11.9%	12.0%		11.9%	12.6%
OPERATING EXPENSES	459,675	434,286	5.8%	1,806,573	1,726,152	4.7%

OPERATING INCOME	$155,697	$125,626	23.9%	$568,715	$489,391	16.2%
Operating Margin[6]	25.3%	22.4%		23.9%	22.1%
•Cost of revenue increased for the fiscal three months and fiscal year ended June 30, 2025, primarily due to higher direct costs generally consistent with increases in related lines of revenue and higher personnel costs, including compensation increases in the trailing twelve months.
•Research and development expense increased for the fiscal three months and fiscal year ended June 30, 2025, primarily due to higher personnel costs (net of capitalization), including compensation increases and employee headcount additions in the trailing twelve months.
•Selling, general, and administrative expense increased for the fiscal three months ended June 30, 2025, primarily due to higher personnel costs, including compensation increases and employee headcount additions in the trailing twelve months, and increased professional services, partially offset by the gain on sale of assets in the current fiscal year quarter compared to the loss on sale of assets in the prior fiscal year quarter. Selling, general, and administrative expense increased for the fiscal year ended June 30, 2025, primarily due to higher personnel costs, excluding severance, including compensation increases and employee headcount additions in the trailing twelve months, and increased professional services, partially offset by the decrease in severance this fiscal year compared to last fiscal year.
Net Income

(Unaudited, in thousands, except per share data)	Three Months Ended June 30,		% Change	Year Ended June 30,		% Change
	2025	2024		2025	2024
Income Before Income Taxes	$159,949	$130,384	22.7%	$586,036	$498,019	17.7%
Provision for Income Taxes	32,345	29,311	10.4%	130,288	116,203	12.1%
NET INCOME	$127,604	$101,073	26.2%	$455,748	$381,816	19.4%
Diluted earnings per share	$1.75	$1.38	26.4%	$6.24	$5.23	19.3%
•Effective tax rates for the fiscal three months ended June 30, 2025, and 2024, were 20.2% and 22.5%, respectively. Effective tax rates for the fiscal year ended June 30, 2025, and 2024, were 22.2% and 23.3%, respectively.

According to Mimi Carsley, CFO and Treasurer, “Our full year results included strong growth in strategic recurring areas of revenue, led by public and private cloud at 11% and processing at nearly 8%. Those results were tempered somewhat by contraction in license and hardware revenues. Our overall revenue growth and our disciplined approach to controlling costs led to non-GAAP operating income growth of nearly 10%, delivering on our continued commitment of compounded margin expansion."

6Operating margin is calculated by dividing operating income by revenue. Operating margin plus operating expense components as a percentage of total revenue may not equal 100% due to rounding.

3

Impact of Non-GAAP Adjustments
The tables below show our revenue, operating income, and net income for the fiscal three months and fiscal year ended June 30, 2025, compared to the fiscal three months and fiscal year ended June 30, 2024, excluding the impacts of deconversions and the VEDIP program expense.*

(Unaudited, dollars in thousands)	Three Months Ended June 30,		% Change	Year Ended June 30,		% Change
	2025	2024		2025	2024

GAAP Revenue**	$615,372	$559,912	9.9%	$2,375,288	$2,215,543	7.2%

Adjustments:
Deconversion revenue	(20,495)	(6,693)		(33,905)	(16,554)

NON-GAAP ADJUSTED REVENUE**	$594,877	$553,219	7.5%	$2,341,383	$2,198,989	6.5%

GAAP Operating Income	$155,697	$125,626	23.9%	$568,715	$489,391	16.2%

Adjustments:
Operating (income) loss from deconversions	(17,938)	(5,594)		(27,663)	(13,146)
VEDIP program expense*	—	—		—	16,443

NON-GAAP ADJUSTED OPERATING INCOME	$137,759	$120,032	14.8%	$541,052	$492,688	9.8%
Non-GAAP Adjusted Operating Margin***	23.2%	21.7%		23.1%	22.4%

GAAP Net Income	$127,604	$101,073	26.2%	$455,748	$381,816	19.4%

Adjustments:
Net (income) loss from deconversions	(17,938)	(5,594)		(27,663)	(13,146)
VEDIP program expense*	—	—		—	16,443
Tax impact of adjustments****	4,305	1,343		6,640	(790)

NON-GAAP ADJUSTED NET INCOME	$113,971	$96,822	17.7%	$434,725	$384,323	13.1%
*The VEDIP program expense for the fiscal year ended June 30, 2024, was related to a Company voluntary separation program offered to certain eligible employees beginning in July 2023.
**GAAP revenue is comprised of services and support and processing revenues (see page 2). Reducing services and support revenue by deconversion revenue for the three months ended June 30, 2025, and 2024 which was $20,495 for the current fiscal year quarter and $6,693 for the prior fiscal year quarter, results in non-GAAP adjusted services and support revenue growth of 6.7% quarter over quarter. There were no non-GAAP adjustments to processing revenue for the fiscal three months ended June 30, 2025, or 2024.
Reducing services and support revenue by deconversion revenue for the fiscal year ended June 30, 2025, and 2024, which was $33,905 for the current fiscal year and $16,554 for the prior fiscal year, results in non-GAAP adjusted services and support revenue growth of 5.4% year over year. There were no non-GAAP adjustments to processing revenue for the fiscal year ended June 30, 2025, or 2024.
***Non-GAAP adjusted operating margin is calculated by dividing non-GAAP adjusted operating income by non-GAAP adjusted revenue.
****The tax impact of adjustments is calculated using a tax rate of 24% for the fiscal three months and fiscal year ended June 30, 2025, and 2024. The tax rate for non-GAAP adjustment items takes a broad look at the Company's recurring tax adjustments and applies them to non-GAAP revenue that does not have its own specific tax impacts.

4

The tables below show the segment break-out of revenue and cost of revenue for each period presented, as adjusted for the items above, and include a reconciliation to non-GAAP adjusted operating income presented above.

	Three Months Ended June 30, 2025
(Unaudited, dollars in thousands)	Core	Payments	Complementary	Corporate and Other	Total
GAAP REVENUE	$189,754	$229,292	$175,128	$21,198	$615,372
Non-GAAP adjustments*	(8,661)	(6,818)	(4,852)	(164)	(20,495)
NON-GAAP ADJUSTED REVENUE	181,093	222,474	170,276	21,034	594,877

GAAP COST OF REVENUE	69,954	116,128	67,635	90,162	343,879
Non-GAAP adjustments*	(731)	(109)	(440)	(9)	(1,289)
NON-GAAP ADJUSTED COST OF REVENUE	69,223	116,019	67,195	90,153	342,590

GAAP SEGMENT INCOME	$119,800	$113,164	$107,493	$(68,964)
Segment Income Margin**	63.1%	49.4%	61.4%	(325.3)%

NON-GAAP ADJUSTED SEGMENT INCOME	$111,870	$106,455	$103,081	$(69,119)
Non-GAAP Adjusted Segment Income Margin**	61.8%	47.9%	60.5%	(328.6)%

Research and Development					42,580
Selling, General, and Administrative					73,216
Non-GAAP adjustments unassigned to a segment***					(1,268)
NON-GAAP TOTAL ADJUSTED OPERATING EXPENSES					457,118

NON-GAAP ADJUSTED OPERATING INCOME					$137,759
*Revenue non-GAAP adjustments for all segments were deconversion revenue. Cost of revenue non-GAAP adjustments for all segments were deconversion costs.
**Segment income margin is calculated by dividing segment income by revenue for each segment. Non-GAAP adjusted segment income margin is calculated by dividing non-GAAP adjusted segment income by non-GAAP adjusted revenue for each segment.
***Non-GAAP adjustments unassigned to a segment were selling, general, and administrative deconversion costs.

5

	Three Months Ended June 30, 2024
(Unaudited, dollars in thousands)	Core	Payments	Complementary	Corporate and Other	Total
GAAP REVENUE	$172,040	$212,593	$155,149	$20,130	$559,912
Non-GAAP adjustments*	(2,407)	(2,367)	(1,777)	(142)	(6,693)
NON-GAAP ADJUSTED REVENUE	169,633	210,226	153,372	19,988	553,219

GAAP COST OF REVENUE	69,900	111,787	63,083	82,502	327,272
Non-GAAP adjustments*	(415)	(66)	(188)	—	(669)
NON-GAAP ADJUSTED COST OF REVENUE	69,485	111,721	62,895	82,502	326,603

GAAP SEGMENT INCOME	$102,140	$100,806	$92,066	$(62,372)
Segment Income Margin**	59.4%	47.4%	59.3%	(309.8)%

NON-GAAP ADJUSTED SEGMENT INCOME	$100,148	$98,505	$90,477	$(62,514)
Non-GAAP Adjusted Segment Income Margin	59.0%	46.9%	59.0%	(312.8)%

Research and Development					39,892
Selling, General, and Administrative					67,122
Non-GAAP adjustments unassigned to a segment***					(430)
NON-GAAP TOTAL ADJUSTED OPERATING EXPENSES					433,187

NON-GAAP ADJUSTED OPERATING INCOME					$120,032
*Revenue non-GAAP adjustments for all segments were deconversion revenue. Cost of revenue non-GAAP adjustments for all segments were deconversion costs.
**Segment income margin is calculated by dividing segment income by revenue for each segment. Non-GAAP adjusted segment income margin is calculated by dividing non-GAAP adjusted segment income by non-GAAP adjusted revenue for each segment.
***Non-GAAP adjustments unassigned to a segment were selling, general, and administrative deconversion costs.

6

	Year Ended June 30, 2025
(Unaudited, dollars in thousands)	Core	Payments	Complementary	Corporate and Other	Total
GAAP REVENUE	$739,277	$873,498	$675,209	$87,304	$2,375,288
Non-GAAP adjustments*	(14,765)	(11,159)	(7,709)	(272)	(33,905)
NON-GAAP ADJUSTED REVENUE	724,512	862,339	667,500	87,032	2,341,383

GAAP COST OF REVENUE	297,372	460,151	264,823	338,401	1,360,747
Non-GAAP adjustments*	(2,096)	(288)	(1,119)	(14)	(3,517)
NON-GAAP ADJUSTED COST OF REVENUE	295,276	459,863	263,704	338,387	1,357,230

GAAP SEGMENT INCOME	$441,905	$413,347	$410,386	$(251,097)
Segment Income Margin**	59.8%	47.3%	60.8%	(287.6)%

NON-GAAP ADJUSTED SEGMENT INCOME	$429,236	$402,476	$403,796	$(251,355)
Non-GAAP Adjusted Segment Income Margin	59.2%	46.7%	60.5%	(288.8)%

Research and Development					162,771
Selling, General, and Administrative					283,055
Non-GAAP adjustments unassigned to a segment***					(2,725)
NON-GAAP TOTAL ADJUSTED OPERATING EXPENSES					1,800,331

NON-GAAP ADJUSTED OPERATING INCOME					$541,052
*Revenue non-GAAP adjustments for all segments were deconversion revenue. Cost of revenue non-GAAP adjustments for all segments were deconversion costs.
**Segment income margin is calculated by dividing segment income by revenue for each segment. Non-GAAP adjusted segment income margin is calculated by dividing non-GAAP adjusted segment income by non-GAAP adjusted revenue for each segment.
***Non-GAAP adjustments unassigned to a segment were selling, general, and administrative deconversion costs.

7

	Year Ended June 30, 2024
(Unaudited, dollars in thousands)	Core	Payments	Complementary	Corporate and Other	Total
GAAP REVENUE	$690,738	$817,708	$618,211	$88,886	$2,215,543
Non-GAAP adjustments*	(7,292)	(5,836)	(3,217)	(209)	(16,554)
NON-GAAP ADJUSTED REVENUE	683,446	811,872	614,994	88,677	2,198,989

GAAP COST OF REVENUE	287,349	442,084	251,085	318,959	1,299,477
Non-GAAP adjustments*	(1,065)	(259)	(903)	(4)	(2,231)
NON-GAAP ADJUSTED COST OF REVENUE	286,284	441,825	250,182	318,955	1,297,246

GAAP SEGMENT INCOME	$403,389	$375,624	$367,126	$(230,073)
Segment Income Margin**	58.4%	45.9%	59.4%	(258.8)%

NON-GAAP ADJUSTED SEGMENT INCOME	$397,162	$370,047	$364,812	$(230,278)
Non-GAAP Adjusted Segment Income Margin	58.1%	45.6%	59.3%	(259.7)%

Research and Development					148,256
Selling, General, and Administrative					278,419
Non-GAAP adjustments unassigned to a segment***					(17,620)
NON-GAAP TOTAL ADJUSTED OPERATING EXPENSES					1,706,301

NON-GAAP ADJUSTED OPERATING INCOME					$492,688
*Revenue non-GAAP adjustments for all segments were deconversion revenues. Cost of revenue non-GAAP adjustments for all segments were deconversion costs.
**Segment income margin is calculated by dividing segment income by revenue for each segment. Non-GAAP adjusted segment income margin is calculated by dividing non-GAAP adjusted segment income by non-GAAP adjusted revenue for each segment.
***Non-GAAP adjustments unassigned to a segment were VEDIP expenses of $16,443 and selling, general, and administrative deconversion costs of $1,177. The VEDIP program expense for the fiscal year ended June 30, 2024, was related to a Company voluntary separation program offered to certain eligible employees beginning in July 2023.

8

The table below shows our GAAP to non-GAAP guidance for the fiscal year ending June 30, 2026. Fiscal year 2026 non-GAAP guidance excludes the impacts of deconversion revenue and related operating expenses, the gain on sale of assets, and assumes no acquisitions or dispositions will be made during the fiscal year.

GAAP to Non-GAAP GUIDANCE (Dollars in millions, except per share data)	Annual FY'26
	Low	High
GAAP REVENUE	$2,475	$2,504
Growth	4.2%	5.4%
Deconversions*	$16	$16
NON-GAAP ADJUSTED REVENUE**	$2,459	$2,488
Non-GAAP Adjusted Growth	5.8%	7.0%

GAAP OPERATING EXPENSES	$1,882	$1,899
Growth	4.2%	5.1%
Deconversion costs*	$4	$4
Gain on sale of assets	(7)	(7)
NON-GAAP ADJUSTED OPERATING EXPENSES**	$1,885	$1,902
Non-GAAP Adjusted Growth	5.5%	6.4%

GAAP OPERATING INCOME	$594	$605
Growth	4.4%	6.4%

GAAP OPERATING MARGIN	24.0%	24.2%

NON-GAAP ADJUSTED OPERATING INCOME**	$575	$586
Non-GAAP Adjusted Growth	6.7%	8.8%

NON-GAAP ADJUSTED OPERATING MARGIN	23.4%	23.6%

GAAP EPS	$6.32	$6.44
Growth	1.3%	3.3%

*Deconversion revenue and related operating expenses for fiscal year 2026 are based on the lowest actual recent historical results. See the Company’s Form 8-K filed with the Securities and Exchange Commission on August 3, 2023.
**GAAP to Non-GAAP revenue, operating expenses, and operating income may not foot due to rounding.

9

Balance Sheet and Cash Flow Review

•Cash and cash equivalents were $102 million at June 30, 2025, and $38 million at June 30, 2024.
•Trade receivables were $318 million at June 30, 2025, compared to $333 million at June 30, 2024.
•The Company had no borrowings at June 30, 2025 compared to $150 million of borrowings at June 30, 2024.
•Deferred revenue was $363 million at June 30, 2025, and $389 million at June 30, 2024.
•Stockholders' equity increased to $2,131 million at June 30, 2025, compared to $1,842 million at June 30, 2024.
*See table below for Net Cash Provided by Operating Activities and on page 14 for Return on Average Shareholders’ Equity. Tables reconciling the non-GAAP measures Free Cash Flow and Return on Invested Capital (ROIC) to GAAP measures are on pages 14 and 15. See the Use of Non-GAAP Financial Information section below for the definitions of Free Cash Flow and ROIC.
**Free cash flow for fiscal year 2025 was higher than the expected range due to the timing of certain contractual payments and income tax amounts being made after the end of fiscal year 2025.

The following table summarizes net cash from operating activities:

(Unaudited, in thousands)	Year Ended June 30,
	2025	2024
Net income	$455,748	$381,816
Depreciation	43,700	46,342
Amortization	161,051	153,562
Change in deferred income taxes	(3,496)	(909)
Other non-cash expenses	30,358	32,714
Change in receivables	15,056	28,219
Change in deferred revenue	(25,559)	(10,797)
Change in other assets and liabilities*	(35,354)	(62,906)
NET CASH FROM OPERATING ACTIVITIES	$641,504	$568,041
*For the fiscal year ended June 30, 2025, the change in other assets and liabilities includes the change in prepaid cost of product and other of $(50,933), accrued expenses of $(3,115), and income taxes of $16,048. For the year ended June 30, 2024, the change in other assets and liabilities includes the change in prepaid cost of product and other of $(115,558), the change in accrued expenses of $37,292, and income taxes of $9,925.

10

The following table summarizes net cash from investing activities:

(Unaudited, in thousands)	Year Ended June 30,
	2025	2024
Capital expenditures	(53,358)	(58,118)
Proceeds from dispositions	3	904
Purchased software	(5,363)	(7,130)
Computer software developed	(172,445)	(167,175)
Purchase of investments	(2,000)	(8,646)
Proceeds from investments	1,000	—
NET CASH FROM INVESTING ACTIVITIES	$(232,163)	$(240,165)

The following table summarizes net cash from financing activities:

(Unaudited, in thousands)	Year Ended June 30,
	2025	2024
Borrowings on credit facilities	$350,000	$475,000
Repayments on credit facilities	(500,000)	(600,000)
Purchase of treasury stock	(35,051)	(28,055)
Dividends paid	(164,644)	(155,877)
Net cash from issuance of stock and tax related to stock-based compensation	4,023	7,097
NET CASH FROM FINANCING ACTIVITIES	$(345,672)	$(301,835)
Use of Non-GAAP Financial Information
Generally Accepted Accounting Principles (GAAP) is the term used to refer to the standard framework of guidelines for financial accounting in the United States. GAAP includes the standards, conventions, and rules accountants follow in recording and summarizing transactions in the preparation of financial statements. In addition to reporting financial results in accordance with GAAP, we have provided certain non-GAAP financial measures, including adjusted revenue, adjusted operating income, adjusted segment income, adjusted cost of revenue, adjusted operating expenses, adjusted operating margin, adjusted segment income margin, non-GAAP earnings before interest, taxes, depreciation, and amortization (non-GAAP EBITDA), free cash flow, return on invested capital (ROIC), and non-GAAP adjusted net income.
We believe non-GAAP financial measures help investors better understand the underlying fundamentals and true operations of our business. Adjusted revenue, adjusted operating income, adjusted operating margin, adjusted segment income, adjusted segment income margin, adjusted cost of revenue, adjusted operating expenses, and adjusted net income eliminate one-time deconversion revenue and associated costs and the effects of the VEDIP program expense related to a Company voluntary separation program offered to certain eligible employees beginning in July 2023, which management believes are not indicative of the Company's operating performance. Such adjustments give investors further insight into our performance. Non-GAAP EBITDA is defined as net income attributable to the Company before the effect of interest expense, taxes, depreciation, and amortization, adjusted for net income before the effect of interest expense, taxes, depreciation, and amortization attributable to eliminated one-time deconversions and the VEDIP program expense. Free cash flow is defined as net cash from operating activities, less capitalized expenditures, internal use software, and capitalized software, plus proceeds from the sale of assets. ROIC is defined as net income divided by average invested capital, which is the average of beginning and ending long-term debt and stockholders’ equity for a given period. Management believes that non-GAAP EBITDA is an important measure of the Company’s overall operating performance and excludes certain costs and other transactions that management deems one time or non-operational in nature; free cash flow is useful to measure the funds generated in a given period that are available for debt service requirements and strategic capital decisions; and ROIC is a measure of the Company’s allocation efficiency and effectiveness of its invested capital. For these reasons, management also uses these non-GAAP financial measures in its assessment and management of the Company's performance.

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Non-GAAP financial measures used by the Company may not be comparable to similarly titled non-GAAP measures used by other companies. Non-GAAP financial measures have no standardized meaning prescribed by GAAP and therefore, are unlikely to be comparable with calculations of similar measures for other companies.
Any non-GAAP financial measures should be considered in context with the GAAP financial presentation and should not be considered in isolation or as a substitute for GAAP measures. Reconciliations of the non-GAAP financial measures to related GAAP measures are included.

About Jack Henry & Associates, Inc.®	Quarterly Conference Call
Jack HenryTM (Nasdaq: JKHY) is a well-rounded financial technology company that strengthens connections between financial institutions and the people and businesses they serve. We are an S&P 500 company that prioritizes openness, collaboration, and user centricity — offering banks and credit unions a vibrant ecosystem of internally developed modern capabilities as well as the ability to integrate with leading fintechs. For nearly 50 years, Jack Henry has provided technology solutions to enable clients to innovate faster, strategically differentiate, and successfully compete while serving the evolving needs of their accountholders. We empower approximately 7,400 clients with people-inspired innovation, personal service, and insight-driven solutions that help reduce the barriers to financial health. Additional information is available at www.jackhenry.com.

The Company will hold a conference call on August 20, 2025, at 7:45 a.m. Central Time, and investors are invited to listen at www.jackhenry.com. A webcast replay will be available approximately one hour after the event at ir.jackhenry.com/corporate-events-and-presentations and will remain available for one year.

Statements made in this news release that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Because forward-looking statements relate to the future, they are subject to inherent risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Such risks and uncertainties include, but are not limited to, those discussed in the Company's Securities and Exchange Commission filings, including the Company's most recent reports on Form 10-K and Form 10-Q, particularly under the heading Risk Factors. Any forward-looking statement made in this news release speaks only as of the date of the news release, and the Company expressly disclaims any obligation to publicly update or revise any forward-looking statement, whether because of new information, future events or otherwise.
MEDIA CONTACT
Mark Folk
Corporate Communications
Jack Henry & Associates, Inc.
704-890-5323
MFolk@jackhenry.com

ANALYST CONTACT
Vance Sherard, CFA
Investor Relations
Jack Henry & Associates, Inc.
417-235-6652
VSherard@jackhenry.com

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Condensed Consolidated Statements of Income (Unaudited)
(Dollars in thousands, except per share data)	Three Months Ended June 30,		% Change	Year Ended June 30,		% Change
	2025	2024		2025	2024

REVENUE	$615,372	$559,912	9.9%	$2,375,288	$2,215,543	7.2%

Cost of Revenue	343,879	327,272	5.1%	1,360,747	1,299,477	4.7%
Research and Development	42,580	39,892	6.7%	162,771	148,256	9.8%
Selling, General, and Administrative	73,216	67,122	9.1%	283,055	278,419	1.7%
EXPENSES	459,675	434,286	5.8%	1,806,573	1,726,152	4.7%

OPERATING INCOME	155,697	125,626	23.9%	568,715	489,391	16.2%

Interest income	6,354	8,647	(26.5)%	27,759	25,012	11.0%
Interest expense	(2,102)	(3,889)	(46.0)%	(10,438)	(16,384)	(36.3)%
Interest Income (Expense), net	4,252	4,758	(10.6)%	17,321	8,628	100.8%

INCOME BEFORE INCOME TAXES	159,949	130,384	22.7%	586,036	498,019	17.7%

Provision for Income Taxes	32,345	29,311	10.4%	130,288	116,203	12.1%

NET INCOME	$127,604	$101,073	26.2%	$455,748	$381,816	19.4%

Diluted net income per share	$1.75	$1.38		$6.24	$5.23
Diluted weighted average shares outstanding	73,005	73,069		73,045	73,025

Consolidated Balance Sheet Highlights (Unaudited)
(In thousands)				June 30,		% Change
				2025	2024
Cash and cash equivalents				$101,953	$38,284	166.3%
Receivables				317,977	333,033	(4.5)%
Total assets				3,043,970	2,924,481	4.1%

Accounts payable and accrued expenses				$245,299	$226,084	8.5%
Current and long-term debt				—	150,000	(100.0)%
Deferred revenue				363,374	388,932	(6.6)%
Stockholders' equity				2,130,832	1,842,364	15.7%

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Calculation of Non-GAAP Earnings Before Income Taxes, Depreciation and Amortization (Non-GAAP EBITDA)
	Three Months Ended June 30,		% Change	Year Ended June 30,		% Change
(Dollars in thousands)	2025	2024		2025	2024
Net income	$127,604	$101,073		$455,748	$381,816
Net interest	(4,252)	(4,758)		(17,321)	(8,628)
Taxes	32,345	29,310		130,288	116,203
Depreciation and amortization	51,490	50,690		204,751	199,904
Less: Net income before interest expense, taxes, depreciation and amortization attributable to eliminated one-time adjustments*	(17,938)	(5,594)		(27,663)	3,297
NON-GAAP EBITDA	$189,249	$170,721	10.9%	$745,803	$692,592	7.7%
*The fiscal fourth quarter 2025 and 2024 adjustments for net income before interest expense, taxes, depreciation and amortization were for deconversions. The fiscal year 2025 and 2024 adjustments were for deconversions only in 2025 and deconversions and the VEDIP program expense in 2024 of $(13,146) and $16,443, respectively. The VEDIP program expense for the fiscal year ended June 30, 2024, was related to a Company voluntary separation program offered to certain eligible employees beginning in July 2023.

Calculation of Free Cash Flow (Non-GAAP)				Year Ended June 30,
(In thousands)				2025	2024
Net cash from operating activities				$641,504	$568,041
Capitalized expenditures				(53,358)	(58,118)
Internal use software				(5,363)	(7,130)
Proceeds from sale of assets				3	904
Capitalized software				(172,445)	(167,175)
FREE CASH FLOW				$410,341	$336,522

Net income				$455,748	$381,816
Operating cash conversion*				1.41	1.49
Free cash flow conversion (excluding proceeds from sale of assets)*				90.0%	87.9%
*Operating cash conversion is net cash from operating activities divided by net income. Free cash flow conversion is free cash flow less proceeds from sale of assets of $3 for fiscal 2025 and $904 for fiscal 2024 divided by net income.

Calculation of the Return on Average Shareholders’ Equity				June 30,
(In thousands)				2025	2024
Net income (trailing four quarters)				$455,748	$381,816
Average stockholder's equity (period beginning and ending balances)				1,986,598	1,725,437
RETURN ON AVERAGE SHAREHOLDERS’ EQUITY				22.9%	22.1%

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Calculation of Return on Invested Capital (ROIC) (Non-GAAP)	June 30,
(In thousands)	2025	2024
Net income (trailing four quarters)	$455,748	$381,816

Average stockholder's equity (period beginning and ending balances)	1,986,598	1,725,437
Average current maturities of long-term debt and financing leases (period beginning and ending balances)	45,000	45,000
Average long-term debt (period beginning and ending balances)	30,000	167,500
Average invested capital	$2,061,598	$1,937,937

ROIC	22.1%	19.7%

FAQ for Analysts / Investors
1.)What are the opportunities and headwinds included in fiscal year 2026 non-GAAP revenue guidance?
•Recent industry consolidation continues to pressure short-term revenue growth, with deconversion outweighing new convert/merge activity. Several convert/merges are Jack Henry to Jack Henry thus limiting uplift in short-term revenue but securing long-term revenue opportunities.
•As previously discussed, in the first half of fiscal year 2025 we had several key large customer contracts that renewed with price compression that is contributing to the revenue headwinds in the short term but signifying long-term confidence in our solutions and technology direction.
•The industry has seen a slight slowing in the growth in the number of accounts for both banks and credit unions which impacts our contracts with account pricing.
•The Payments segment is under pressure from lower growth in risk management and third-party revenue.
•The restructure of a third-party agreement has resulted in a $16 million fiscal year-over-year revenue headwind, with $12 million of that coming in the first quarter. This restructuring has also resulted in a decrease of the related costs and the impact to margins is expected to be minimal. This has been adjusted for a consistent fiscal year-over-year comparison and is already contemplated in our fiscal year 2026 guidance (see page 9).
•We continue to gain market share in the industry through 51 new core wins in fiscal year 2025. We are also securing larger customers as they recognize the value of our technology roadmap along with the strategic partnerships and insight we provide.
2.)What is the expected quarterly cadence for non-GAAP revenue for Fiscal Year 2026?
•We expect the first quarter to be above the full year revenue guidance midpoint by approximately 100 bps.
•We expect the second quarter to be below the full year revenue guidance midpoint by approximately 100 bps.
◦Our largest client event, Connect, along with its revenue and expense is moving from the second quarter in fiscal year 2025 to the first quarter in fiscal year 2026.
◦Without this move the quarterly revenue cadence for the first half of fiscal year 2026 would be relatively consistent across the quarters.
▪Connect will revert to the second quarter of fiscal year 2027 and thereafter.
•The third quarter of fiscal year 2026 is expected to be slightly weaker, followed by a slightly stronger fourth quarter.

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3.)What is the impact of recent federal tax legislation on free cash flow?

•Full expensing of research and development costs (IRC 174) and 100% "bonus" tax depreciation will have a meaningful favorable impact on free cash flow.
•We will be making an election in the coming months on how we will implement the tax law changes and depending upon that election there are two scenarios:
◦We could see a more significant impact in fiscal year 2026 with limited non-recurring impact in the future or,
◦We could elect to take the benefit spread across fiscal years 2026 and 2027.
•Overall this legislation will allow Jack Henry to produce historical levels of free cash flow conversion of approximately 85% to 100% in future years.
4.)What is impacting GAAP EPS growth for fiscal year 2026?
•Starting in fiscal year 2024, we altered our methodology for deconversion guidance, starting the year with conservative guidance for deconversion revenue and adjusting the guidance throughout the year based on contracted volume.
◦Decreased industry consolidation through the third quarter of fiscal year 2025 resulted in lower deconversion revenue, somewhat masking the effect of this change.
◦Industry consolidation increased during fourth quarter fiscal year 2025 continuing into fiscal year 2026.
◦We will continue to guide deconversion revenue conservatively at the beginning of each fiscal year and adjust the guidance quarterly, as necessary.
▪This approach is the primary driver of the lower fiscal year-over-year growth in EPS.
▪If deconversion revenue for fiscal year 2026 was flat compared to fiscal year 2025, it would add approximately $.16 to fiscal year 2026 GAAP EPS.

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